UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2013

ULTIMATE NOVELTY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-179280	45-4267181
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 371 Front Street West, Suite 245,
Toronto, Ontario, Canada

(Address of principal executive offices)(Zip Code)

(647) 864-2684

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 30, 2013, Ultimate Novelty Sports, Inc. (the “Company”) sold to Optimal, Inc., a Nevada corporation 100% of the capital stock of Ultimate Novelty Sports, Inc., a corporation organized pursuant to the laws of the province of Ontario, Canada for $1.00.  Ultimate Novelty Sports, Inc. Canada was a non-operational subsidiary of Ultimate Novelty Sports, Inc.

Item 5.01  Changes in Control of Registrant

On October 29, 2013, Larissa Zabelina sold her 3,500,000 common shares to Issa El-Cheikh for $35,000.00.  There were no other arrangements or understandings between the parties.

On October 29, 2013, Elena Mochkina sold her 3,200,000 common shares to Issa El-Cheikh for $32,000,00.  There were no other arrangements or understandings between the parties.

The 6,700,000 common shares acquired by Issa El-Cheikh constitute 65.18% of the total issued and outstanding common shares of the Issuer.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
Compensatory Arrangements of Certain Officers

On October 29,  2013, Ultimate Novelty Sports, Inc. (the “Company”) approved the following new members of the Board of Directors:

Issa El-Cheikh, President and Director

Doctor Issa El-Cheikh has over 25 years of experience in international finance, accounting, operations, business planning and sales.  He has managed the financial operations of manufacturing concerns with up to 300 employees and $200 million in sales.  Doctor Issa El-Cheikh has had significant experience including budgeting, planning and execution of large scale transitions in the public and private sectors.  For the past 22 years Dr. Issa El-Cheikh has played a key role as a Vice-President in the automobile industry helping to execute large purchases, acquisitions, takeovers, as well as financial analysis and budgeting.  For 4 years Doctor Issa  El-Cheikh worked as a Vice President in Finance with Rosenau Power Sports and 17 years as a Vice President of Finance and controller for Auto Motive Group.  Doctor Issa El-Cheikh worked for the United Nations for 6 years as a control officer and accounting aide from 1985 until 1991, Doctor Issa El-Cheikh has two master degrees in Accounting and finance and two PhD’s in accounting and finance.

On October 29, 2013 the Company accepted the resignation of Larissa Zabelina as the President, Director and Chief Executive Officer of the Company.  There were no disagreements or conflicts with the Company surrounding the resignation.

On October 29, 2013 the Company accepted the resignation of Elena Mochkina as the Treasurer, Secretary, Chief Financial Officer, Director, Principal Accounting Officer and Principal Financial Officer.  There were no disagreements or conflicts with the Company surrounding the resignation.

(c) Exhibits

Exhibit No.	Description

2.1	Sale of Subsidiary Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultimate Novelty Sports, Inc.

Dated: October 31, 2013	By:	/s/ Issa El-Cheikh
Issa El-Cheikh
Title: President